UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023

Fisker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1888 Rosecrans Avenue

Manhattan Beach, California 90266

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 10, 2023, Fisker Inc. (the “Company,” “we,” “us” or “our”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Investor”) pursuant to which the Company agreed to sell, and the Investor agreed to purchase, $340,000,000 in aggregate principal amount of 0% senior unsecured convertible notes due 2025 (the “Notes”) in a registered direct offering (the “Offering”). The Notes have an original issue discount of approximately twelve percent (12%) resulting in gross proceeds to the Company of $300,000,000. All amounts due under the Notes are convertible at any time, in whole or in part, at the Investor’s option, into our Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), at the initial conversion price of $7.80, which conversion price is subject to certain limitations. Up to 43,589,744 shares of Class A Common Stock (the “Shares”) are issuable from time to time upon conversion or otherwise under the Notes, assuming conversion at the Conversion Price (as defined in the Notes) applicable as of the Initial Closing Date (as defined in the Notes). The Notes and Shares are being offered pursuant to a prospectus supplement (the “Prospectus Supplement”) to our effective shelf registration statement on Form S-3 (Registration No. 333-261875) (the “Registration Statement”).

The Offering is expected to close on July 11, 2023 (the actual date of the Offering closing is referred to herein as the “Closing Date”), subject to satisfaction of customary closing conditions.

The Notes will be issued under an indenture, by and between the Company and Wilmington Savings Fund Society, FSB, as the trustee (the “Base Indenture”), as supplemented by a first supplemental indenture thereto (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each to be entered into on the Closing Date.

We estimate the net amount of proceeds to us from the Offering after deducting offering expenses will be approximately $296,700,000. The Company intends to use the net proceeds that it receives from the Offering for general corporate purposes, including working capital, an additional battery pack line to support growth in 2024 and beyond, sales and marketing, capital expenditures, and the development of future products.

The following is intended to provide a summary of the terms of the agreements and securities described above. This summary is qualified in its entirety by reference to the full text of the agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.

Securities Purchase Agreement

The Notes will be issued pursuant to the Securities Purchase Agreement. The Securities Purchase Agreement provides for the sale of the Notes for gross proceeds of $300,000,000.

The Securities Purchase Agreement obligates us to indemnify the Investor and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by us, (ii) any breach of any obligation of ours, and (iii) certain claims by third parties.

Pursuant to the Securities Purchase Agreement, during the period beginning on the first anniversary of the Closing Date and ending on the eighteen-month anniversary of the Closing Date (such six (6) month period, the “AIR Period”), and upon our filing of an additional prospectus supplement, indenture and supplemental indenture, if elected by the Investor, the Company may consummate additional closings of up to an additional $226,666,667 in aggregate principal amount of Notes due two years after the date of issuance (the “Investor AIR Notes”). If the Investor elects, during the AIR Period, to purchase the full $226,666,667 of Investor AIR Notes, the Company may, at its option, require the Investor to purchase up to an additional $113,333,333 of Notes due two years after the date of issuance (the “Issuer AIR Notes” and, together with the Investor AIR Notes, the “Additional Notes”). The Additional Notes will be convertible into shares of Class A Common Stock at an initial conversion price equal to 130% of the volume weighted average price (VWAP) for the Class A Common Stock on the New York Stock Exchange during the five (5) trading day period immediately preceding the date the Investor exercises such conversion option.

Notes

Description of Notes

The Notes will be issued as senior unsecured obligations of the Company under the Indenture. The terms of the Notes include those provided in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the Prospectus Supplement to which reference is hereby made. Terms not defined in this description have the meanings given to them in the Indenture. The Notes will be issued at approximately a 12% original issue discount. The Notes will be issued in certificated form and not as global securities.

Initial Closing; Exchange; Additional Closings

At the initial closing of the Offering, we will issue $340,000,000 in aggregate principal amount of Notes to certain institutional investors.

Upon our filing of an additional prospectus supplement, indenture and supplemental indenture, if elected by the Investor, we may consummate additional closings of up to $340,000,000 in aggregate principal amount of new Notes, which we refer to herein as the Additional Notes, at additional closings pursuant to the Securities Purchase Agreement. The Additional Notes will be identical in all material respect to the Notes, except that they will be issued pursuant to an additional prospectus supplement and a separate supplemental indenture and will have a maturity date of the second anniversary of the date of such issuance thereof.

Ranking

The Notes will be the senior unsecured obligations of the Company and not the financial obligations of our subsidiaries. Until such date no Notes remain outstanding, all payments due under the Notes will be senior to all other unsecured indebtedness of the Company and/or any of our subsidiaries.

Maturity Date

Unless earlier converted, or redeemed, the Initial Notes will mature on the second anniversary of the Closing Date, which we refer to herein as the “Maturity Date”, subject to the right of the Investor to extend the date:

(i) if an event of default under the Notes has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes), and/or

(ii) for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.

We are required to pay, on the Maturity Date, all outstanding principal, together with accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.

Interest

The Notes bear interest at the rate of 0% per annum, however, the interest rate of the Notes will automatically increase to 18% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default (See “—Events of Default” below). Interest shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears on the first trading day of each calendar month in which interest accrues. If the Investor elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable.

Late Charges

We are required to pay a late charge of 18% on any amount of principal or other amounts that are not paid when due (solely to the extent such amounts are not then accruing interest at the Default Rate).

Conversion

Fixed Conversions at Option of Investor

The Investor may convert all, or any part, of the outstanding principal and interest of the Notes, at any time at the Investor’s option, into shares of our Class A Common Stock at the initial fixed conversion price of $7.80, which is subject to:

•	proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions; and

•	full-ratchet adjustment in connection a subsequent offering at a per share price less than the fixed conversion price then in effect, subject to certain customary exceptions.

Voluntary Adjustment Right

Subject to the rules and regulations of the New York Stock Exchange, we have the right, at any time, with the written consent of Investor, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

Alternate Event of Default Optional Conversion

If an event of default has occurred under the Notes, the Investor may alternatively elect to convert the Note (subject to an additional 25% redemption premium) at the Alternate Event of Default Conversion Price.

Limitations on Conversion

Beneficial Ownership Limitation

The Notes may not be converted and shares of Class A Common Stock may not be issued under Notes if, after giving effect to the conversion or issuance, the Investor (together with its affiliates, if any) would beneficially own in excess of 4.99% of our outstanding shares of Class A Common Stock, which we refer to herein as the “Note Blocker”. The Note Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the applicable holder of Notes, except that any raise will only be effective upon 61-days’prior notice to us.

Exchange Cap Limitation; Stockholder Meeting Requirement

Unless we obtain the approval of our stockholders in accordance with the rules and regulations of the New York Stock Exchange, a maximum of 42,014,829 shares of our Class A Common Stock (19.99% of the outstanding shares of our Class A Common Stock on June 28, 2023) shall be issuable upon conversion or otherwise pursuant to the terms of the Notes.

We have agreed to seek approval of our stockholders to permit issuances of our shares of common stock in excess of this limitation at a special or annual meeting of our stockholders to be held no later than August 31, 2023. If we fail to obtain such approval, we will seek approval at an additional special or annual meeting on or prior to November 30, 2023 and, if necessary, semi-annually thereafter. We have entered into a voting agreement with each of our holders of Class B common stock, par value $0.00001 per share (the “Class B Common Stockholders”), pursuant to which such Class B Common Stockholders have agreed to vote in favor of such proposal.

Events of Default

Under the terms of the First Supplemental Indenture, the events of default contained in the Base Indenture shall not apply to the Notes. Rather, the Notes contain standard and customary events of default including but not limited to: (i) stock exchange listing failures or suspensions of trading, (ii) uncured authorized share or conversion failures, (iii) the Company’s failure to pay any principal, interest, late charges, or other amounts due under the Notes or to cause its transfer agent to remove restrictive legends upon request (subject to customary conditions and an applicable grace period), (iv) default or the occurrence of certain events of default or other violations of the terms of other existing indebtedness, (v) bankruptcy, reorganization or liquidation events, and (vi) material breaches of Company representations, warranties and covenants in the transaction documents in respect of the Notes.

If an event of default occurs, the Investor may require us to redeem all or any portion of the Notes, in cash, at a 25% redemption premium to the greater of the face value and the equity value of our Class A Common Stock underlying the Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock on any trading day immediately preceding such event of default and the date we make the entire payment required.

Bankruptcy Event of Default Mandatory Redemption

If any bankruptcy event of default occurs, we shall immediately redeem in cash all amounts due under the Notes at a 25% premium, unless the Investor waives such right to receive such payment.

Fundamental Transactions

The Notes prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) is a public company that assumes in writing all of our obligations under the Notes.

Participation Right

The Investor may participate in any financings completed by the Company prior to the first anniversary of the Closing Date, in an amount up to twenty-five percent (25%) of the amount raised in said financings, subject to standard carve outs and excluding any transactions conducted pursuant to any at-the-market program that the Company may have in place at such time.

Change of Control Redemption Right

In connection with a change of control of the Company, the Investor may require us to redeem in cash all, or any portion, of the Notes to the greater of (i) the face value of the underlying Notes at a 25% redemption premium, (ii) the equity value of our Class A Common Stock underlying the Notes, and (iii) the equity value of the change of control consideration payable to the holder of our common stock underlying the Notes.

The equity value of our Class A Common Stock underlying the Notes is calculated using the greatest closing sale price of our Class A Common Stock during the period immediately preceding the earlier of the consummation or the public announcement of the change of control and ending the date the holder gives notice of such redemption.

The equity value of the change of control consideration payable to the holder of Class A Common Stock underlying the Notes is calculated using the aggregate cash consideration per share of our Class A Common Stock to be paid to the holders of our Class A Common Stock upon the change of control.

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

•	we and our subsidiaries will not initially (directly or indirectly) incur any other indebtedness except for permitted indebtedness;

•	we and our subsidiaries will not initially (directly or indirectly) incur any liens, except for permitted liens;

•

we and our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;

•	we and our subsidiaries will not redeem, repurchase or pay any dividend or distribution on our respective capital stock;

•

we and our subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any of our assets or any assets of any subsidiary, except for permitted dispositions (including sales of assets in the ordinary course of business);

•	we and our subsidiaries will not (directly or indirectly) engage in a material line of business substantially different from those lines of business as of the date of the issuance of the Notes;

•	we and our subsidiaries will not initially, directly or indirectly, permit any indebtedness to mature or accelerate prior to the Maturity Date of the Notes;

•

we and our subsidiaries will maintain and our existence, rights, and privileges, to become or remain, duly qualified and in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary;

•	we and our subsidiaries will maintain and preserve, all of its properties which are necessary or useful in the proper conduct of our business;

•

we and our subsidiaries will take all action necessary or advisable to maintain all of the intellectual property rights (as defined in the Securities Purchase Agreement) that are necessary or material to the conduct of our business in full force and effect;

•

we and our subsidiaries will maintain insurance in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similarly situated companies;

•

we and our subsidiaries will not, (directly or indirectly), enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except transactions in the ordinary course of business and on terms that are comparable to an arm’s length transaction with a non-affiliate;

•

we will not, directly or indirectly, without the prior written consent of the Investor, (i) issue any Notes (other than as contemplated by this offering) or (ii) issue any other securities that would cause a breach or default under the Notes;

•	we will maintain a balance of available cash (as defined in the Notes) equal to or greater than $340,000,000 (the “Financial Test”);

•	we will publicly disclose if the Financial Test has not been satisfied for any applicable fiscal quarter or year, within certain enumerated time periods;

•	we will have engaged, at all times any Notes remain outstanding, an independent auditor, registered with the Public Company Accounting Oversight Board, to audit our financial statements;

•

we agree, to the extent legally permissible, to not insist upon, plead, claim or take the benefit of any stay, extension or usury law that may affect our performance under the Notes, and expressly waive all benefits or advantages of any such law;

•	we and our subsidiaries will pay when due all taxes, fees or other charges of any nature whatsoever now or hereafter imposed or assessed us; and

•

we will hire an independent, reputable investment bank to investigate whether any breach of the Notes has occurred if an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing or the Investor reasonably believes that an event constituting an event of default has occurred or is continuing.

Installment Conversion; Installment Redemption

The Notes are payable on the Closing Date, and then on each three-month anniversary thereafter until the Maturity Date (each such date, an “Installment Date”). On each Installment Date, we will make payments by converting the applicable “Installment Amount” (as defined below) into shares of our Class A Common Stock (an “Installment Conversion”), subject to satisfaction of certain equity conditions as described in the Note, and maintaining continued NYSE listing requirements among other conditions.

We may also, at our option, pay the Installment Amount by redeeming such Installment Amount in cash (an “Installment Redemption”), or by any combination of an Installment Conversion and an Installment Redemption. However, payment in cash is required in the event equity conditions under the Note are not satisfied.

The “Installment Amount” will equal:

(i)	for all Installment Dates other than the Maturity Date, the lesser of (x) the Holder Pro Rata Amount of $37,777,777 and (y) the principal amount then outstanding under the Note; and

(ii)	on the Maturity Date, the principal amount then outstanding under the Note.

Changes to the Base Indenture

We and the trustee may amend or supplement the Base Indenture with the consent of each holder of Notes then outstanding (excluding any Notes held by us or any of our subsidiaries). However, any such amendment, waiver or supplement may not amend or waive the subordination provisions contained in the Base Indenture or in the First Supplemental Indenture in any manner adverse to the holders of the Notes then outstanding.

Changes to the First Supplemental Indenture

Subject to the provisions in the First Supplemental Indenture requiring that none of the securities issued under the Indenture, including the Notes, shall be represented by global securities and the rights of the holders of the Senior Notes, the First Supplemental Indenture may be amended by the written consent of the Company, the trustee and the Investor. Subject to the provisions in the First Supplemental Indenture requiring that none of the securities issued under the Indenture, including the Notes, shall be represented by global securities and the rights of the holders of the Senior Notes, no provision of the First Supplemental Indenture may be waived other than in writing signed by the party against whom enforcement is sought.

Changes to the Notes

Each Note may not be changed or amended without the prior written consent of the company, the trustee and the Investor.

Calculations in Respect of the Notes

We will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the prices of our Class A Common Stock, the conversion price of the Notes, accrued interest payable on the Notes, the number of shares of our Class A Common Stock issuable in connection with payments of principal and interest under the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the Investor.

Form, Denomination and Registration

The Notes will be issued: (i) in certificated form; (ii) without interest coupons; and (iii) in minimum denominations of $1,000 principal amount and whole multiples of $1,000.

Excluded Provisions of the Base Indenture

We have elected, through the first supplemental indenture, that none of the following provisions of the base indenture shall be applicable to the Notes and any analogous provisions (including definitions related thereto) of the first supplemental indenture shall govern:

•	Definition of “Affiliate” in Section 1.01;

•	Definition of “Business Day” in Section 1.01;

•	Definition of “Event of Default” in Section 6.01;

•	Definition of “Person” in Section 1.01;

•	Definition of “Subsidiary” in Section 1.01;

•	Section 2.03 (Form of Certificate of Authentication);

•	Section 2.07 (Paying Agent to Hold Money in Trust);

•	Section 2.08 (Transfer and Exchange);

•	Section 2.09 (Replacement Securities);

•	Section 2.10 (Outstanding Securities);

•	Section 2.14 (Defaulted Interest);

•	Article 3 (Redemption);

•	Section 4.1 (Payment of Securities);

•	Section 4.06 (Additional Amounts);

•	Article 5 (Successor Corporation);

•	Article 6 (Default and Remedies);

•	Article 8 (Satisfaction, and Discharge of Indenture; Unclaimed Funds);

•	Section 9.01 (Without Consent of Holders);

•	Section 10.14 (Incorporators, Stockholders, Officers and Directors of Company Exempt From Individual Liability); and

•	Section 10.15 (Judgement Currency).

Governing Law

The Notes will be governed by, and construed in accordance with, the laws of New York without regard to its conflicts of law principles.

Information Concerning the Trustee

We have appointed Wilmington Savings Fund Society, FSB, as the trustee under the indenture. The sole duty of the trustee is to function as the registrar for the Notes. We will function as payment agent under the Notes. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business. The indenture provides that if and when the trustee becomes our creditor (or any other obligor under the Notes), the trustee shall be subject to the provisions of the Trust Indenture Act regarding collection of claims against us (or any obligor).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 10, 2023, we entered into the Securities Purchase Agreement pursuant to which we agreed to offer and sell, subject to certain conditions, the Notes in the aggregate principal amount of $340,000,000. The description of the Offering in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 2.03.

Item 8.01	Other Events.

In connection with the Offering, the legal opinion letter of Orrick, Herrington & Sutcliff LLP to the Company, regarding the validity of the Notes and the Shares issuable from time to time upon conversion or otherwise under the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

On July 10, 2023, we issued a press release announcing the signing of the Securities Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Note (included as Exhibit A-1 to the Securities Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K).

4.2	Form of Base Indenture (included as Exhibit A-2 to the Securities Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K).

4.3	Form of Supplemental Indenture (included as Exhibit A-3 to the Securities Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K).

5.1	Opinion of Orrick, Herrington & Sutcliff LLP.

10.1	Form of Securities Purchase Agreement.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

99.1	Press release, dated July 10, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2023	FISKER INC.

	By:	/s/ Dr. Geeta Gupta-Fisker
Dr. Geeta Gupta-Fisker Chief Financial Officer and Chief Operating Officer